AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 8, 2019 by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the Lenders signatory hereto, the Subsidiary Guarantors party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of April 26, 2018, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended by that certain Amendment No. 1 to Credit Agreement dated as of October 23, 2018, the “Credit Agreement”);

WHEREAS, the Exiting Lenders (as defined below) have agreed to assign and reallocate their Commitments and Credit Exposures to the Increasing Lenders (as defined below) as set forth herein;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain other provisions of the Credit Agreement, and each Lender has agreed to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, the Required Lenders have agreed to maintain the amount of the Borrowing Base as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby. In addition, as used in this Amendment, the following terms have the meanings set forth below:

“Exiting Lender” means each “Exiting Lender” identified as such on Annex I.

“Increasing Lender” means each “Increasing Lender” identified as such on Annex I.

Section 2.  Assignments and Reallocations of Commitments; Adjustments to Credit Exposures.
(a) Effective as of the Amendment No. 2 Effective Date (as defined below) (but immediately prior to giving effect to Sections 3, 4 and 5 of this Amendment), the Exiting Lenders’ respective Commitments, Loans, LC Exposures and Swingline Exposures shall be assigned and reallocated to the Increasing Lenders, such that after giving effect to such assignments and reallocations (the “Reallocations”), (i) the Commitments of the Lenders shall be as set forth on Annex II attached hereto and (ii) the principal amount of the Loans owing to each Lender shall be equal to such Lender’s Applicable Percentage (determined by reference to such Lender’s Commitment as set forth on Annex II attached hereto) of the aggregate principal amount of all Loans outstanding at such time. With respect to the Reallocations, each Increasing Lender shall be deemed to have acquired the Commitment assigned and reallocated to it from each of the Exiting Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if each such Increasing Lender had executed an Assignment and Assumption with respect to such Reallocations. Each of the Borrower, each Issuing Bank, the Swingline Lender and the Administrative Agent hereby consents to the Reallocations.

(b) Effective as of the Amendment No. 2 Effective Date (but immediately prior to giving effect to Sections 3, 4 and 5 of this Amendment), Schedule 2.01 to the Credit Agreement is amended and restated in its entirety to read as set forth on Annex II attached hereto. Each Lender hereby consents and agrees to the Commitments set forth on Annex II attached hereto.

(c) Effective as of the Amendment No. 2 Effective Date (but immediately prior to giving effect to Sections 3, 4 and 5 of this Amendment), (i) each Increasing Lender shall advance new Loans which shall be funded to the Administrative Agent and used to repay Loans outstanding to each Exiting Lender, (ii) each Increasing Lender’s participation in each Letter of Credit, if any, and each Swingline Loan, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to the Reallocations), (iii) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Increasing Lender equals its Applicable Percentage (after giving effect to the Reallocations) and (iv) the Borrower shall be required to make any break-funding payments required under Section 2.14 of the Credit Agreement resulting from the prepayment of Loans and the other adjustments described in this Section 2(c).

Section 3. Exiting Lenders. Immediately after the Amendment No. 2 Effective Date (after giving effect to Section 2 of this Amendment, but immediately prior to giving effect to Sections 4 and 5 of this Amendment), (a) each Exiting Lender shall cease to be a party to the Credit Agreement, (b) no Exiting Lender shall have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Amendment No. 2 Effective Date (after giving effect to Section 2 of this Amendment, but immediately prior to giving effect to Sections 4 and 5 of this Amendment) and, without limiting the foregoing, no Exiting Lender shall have any Commitment under the Credit Agreement or any participation in any Letter of Credit or Swingline Loan outstanding thereunder, and (c) no Exiting Lender shall have any rights under the Credit Agreement or any other Loan Document (other than indemnification and other rights under the Credit Agreement expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder). Each Exiting Lender joins in the execution of this Amendment solely for purposes of effectuating this Amendment pursuant to Section 6 and evidencing its agreement to the provisions of Section 2 and this Section 3.

Section 4. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement entered into as of October 8, 2019, by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means October 8, 2019.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“IBA” has the meaning assigned to such term in Section 1.05.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

(b) The last sentence of the definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

(c) The definition of “Qualified Third Party Marketing Contract” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (c) thereof.

(d) The definition of “Scheduled Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Scheduled Maturity Date” means April 26, 2024.

(e) The definition of “Total LC Exposure” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of the definition:

For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender with respect to such Letter of Credit shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.

(f) Article I of the Credit Agreement is hereby amended by deleting the definition of “Third Party Marketing Provisions” in Section 1.01.

(g) Section 1.05 of the Credit Agreement is hereby amended and restated as follows:

SECTION 1.05 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.12(b) of this Agreement, such Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.12, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.12(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(h) Article I of the Credit Agreement is hereby amended by inserting the following new Section 1.06 at the end thereof:

SECTION 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

(i) The first sentence of Section 2.12(b) of the Credit Agreement is hereby amended and restated as follows:

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate).

(j) Section 5.16 of the Credit Agreement is hereby deleted.

(k) Section 5.01(r) of the Credit Agreement is hereby amended and restated as follows:

(r) Promptly following any reasonable request therefor, (x) such other information (including nonfinancial information) as the Administrative Agent or any other Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(l) Section 6.13(a) of the Credit Agreement is hereby amended and restated as follows:

SECTION 6.13 Swap Agreements.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(i) Subject to clause (a)(iii) of this Section, Swap Agreements in the ordinary course of business and not for speculative purposes in respect of commodities (A) with an Approved Swap Counterparty, (B) the tenor of which does not exceed five (5) years, and (C) on a net basis, the aggregate notional volumes for which, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, when aggregated with all other commodity Swap Agreements then in effect, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, do not exceed on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), as of the date the latest hedging transaction is entered into under any such Swap Agreement:

(A) for the period from the date of entering into such hedging transaction through the twenty-fourth (24th) month from the date of entering into such hedging transaction, ninety percent (90%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report; and

(B) for the period from the twenty-fifth (25th) month from the date of entering into such hedging transactions through the sixtieth (60th) month from the date of entering into such hedging transaction, eighty percent (80%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from Proved Reserves of the Loan Parties evaluated in the most recently delivered Reserve Report;

provided that for purposes of entering into or maintaining Swap Agreement trades or transactions under Section 6.13(a), forecasts of reasonably anticipated production from the Loan Parties’ Oil and Gas Properties constituting Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be revised to account for any increase or decrease therein anticipated because of information obtained by the Loan Parties subsequent to the publication of such Reserve Report including the Loan Parties’ internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and completed acquisitions coming on stream or failing to come on stream;

(ii) Swap Agreements entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from fixed to floating, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary; and

(iii) Swap Agreements in respect of commodities associated with pending acquisitions of Oil and Gas Properties upon the signing of the applicable purchase and sale agreement (A) with an Approved Swap Counterparty, (B) with a tenor not to exceed five years commencing with the first full month after such Swap Agreement is executed, and (C) the aggregate notional volumes for which, (x) excluding basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) only including the notional volume of one leg of Swap Agreements that are collars, do not exceed, commencing with the first full month after the date such Swap Agreement is executed, seventy percent (70%) of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately on a monthly basis) from the Oil and Gas Properties to be acquired pursuant to such purchase and sale agreement; provided that, upon the ninetieth (90th) day after the date upon which the applicable purchase and sale agreement was entered into, with such extensions as agreed to by the Administrative Agent in its sole discretion, all Swap Agreements associated with the Oil and Gas Properties to be acquired pursuant thereto will be unwound or otherwise terminated such that the Borrower is in compliance with the restrictions set forth in Section 6.13(a)(i).

It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(m) Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.20 at the end thereof:

SECTION 9.20 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 5. Borrowing Base Redetermination

On the Amendment No. 2 Effective Date (after giving effect to Sections 2 and 3 of this Amendment), the Borrowing Base shall be redetermined (the “Fall 2019 Redetermination”). Upon the Amendment No. 2 Effective Date (after giving effect to Sections 2 and 3 of this Amendment), the Borrowing Base shall be maintained at $2,100,000,000 pursuant to the Fall 2019 Redetermination, and such amount shall remain the Borrowing Base until the earlier to occur of the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first. For the avoidance of doubt, the Fall 2019 Redetermination shall be deemed to be the Scheduled Redetermination which would have otherwise occurred on October 1, 2019.

Section 6. Amendment No. 2 Effective Date; Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions have been satisfied:

(a) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i) a counterpart of this Amendment executed by the Borrower, the Administrative Agent and each of the Lenders; and

(ii) a certificate of the secretary or assistant secretary of each Loan Party, dated the Effective Date, certifying on behalf of such Loan Party:

(1) that attached to such certificate are (1) a true and complete copy of the certificate of incorporation and bylaws of such Loan Party, as in full force and effect on the Amendment No. 2 Effective Date, and (2) a true and complete copy of a certificate from the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party certifying that such Loan Party is validly existing and in good standing in such jurisdiction, dated a recent date prior to the Amendment No. 2 Effective Date, and (3) true and complete copies of certificates from the appropriate Governmental Authority of each jurisdiction in which any Loan Party owns Oil and Gas Properties constituting Collateral evidencing that such Loan Party is in good standing and authorized to do business in such jurisdiction, dated a recent date prior to the Amendment No. 2 Effective Date;

(2) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or other applicable governing body) of such Loan Party authorizing the execution, delivery and performance of Amendment No. 2 which resolutions have not been amended and remain in full force and effect as of the date of such certificate; and

(3) as to the incumbency and specimen signature of each officer of each Loan Party executing Amendment No. 2.

(b) the Borrower shall have paid (i) to the Administrative Agent and the Lenders, as applicable, all fees and other amounts agreed upon by such parties to be paid on or prior to the Amendment No. 2 Effective Date and (ii) to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Amendment No. 2 Effective Date, all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03 of the Credit Agreement or any other Loan Document;

(c) the representations and warranties contained in Section 7 hereof shall be true and correct; and

(d) no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding.

Section 7. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, before and after giving effect to each of the amendments set forth in this Amendment:

(a) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties are true and correct in all respects) on and as of the Amendment No. 2 Effective Date, except to the extent made as of a specific date, which representations and warranties shall have been true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall have been true and correct in all respects as of such specific date); and

(b) no Default or Event of Default has occurred and is continuing on the Amendment No. 2 Effective Date.

Section 8. Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by any Loan Party with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof.

Section 9. Ratification of Collateral Documents and Subsidiary Guaranty. Each Loan Party hereby acknowledges and ratifies the existence and priority of the Liens granted by the Loan Parties in and to the Collateral in favor of the Secured Parties and represents and warrants that such Liens and security interests are valid, existing and in full force and effect. Each Loan Party hereby ratifies and confirms its obligations under the Collateral Documents and the Subsidiary Guaranty, as applicable, to which such Loan Party is a party and hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Furthermore, each Loan Party agrees that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Collateral Documents or any of the other Loan Documents. Finally, each Loan Party hereby represents and warrants that the execution and delivery of this Amendment and the other documents executed in connection herewith shall in no way change or modify its or any other Loan Party’s obligations as a debtor, pledgor, assignor, obligor, grantor, mortgagor and/or chargor under any Collateral Document and the other Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Loan Party.

Section 10. Effect of Amendment. From and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Credit Agreement in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 11. Costs and Expenses. Pursuant to the terms of Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates in connection with the preparation, execution and enforcement of this Amendment.

Section 12. Choice of Law. This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

Section 13. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Amendment No. 2 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY,
a Delaware corporation

By: /s/ Randall Barron
Name: Randall Barron
Title: VP & Treasurer

A. W. REALTY COMPANY, LLC
ANGELINA GATHERING COMPANY, L.L.C.
SWN DRILLING COMPANY, LLC
SWN E & P SERVICES, LLC
SWN ENERGY SERVICES COMPANY, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCER SERVICES, LLC
SWN PRODUCTION COMPANY, LLC
SWN WATER RESOURCES COMPANY, LLC
SWN WELL SERVICES, LLC

By: /s/ Randall Barron
Name: Randall Barron
Title: VP & Treasurer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By: /s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Director

CITIBANK, N.A., as a Lender

By: /s/ Ivan Davey
Name: Ivan Davey
Title: Vice President

MUFG BANK, LTD.,
as a Lender

By: /s/ Traci Bankston
Name: Traci Bankston
Title: Director

MIZUHO BANK, LTD., as a Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

BANK OF MONTREAL,
as a Lender

By: /s/ Melissa Guzmann
Name: Melissa Guzmann
Title: Director

SUMITOMO MITSUI BANKING
CORPORATION,
as a Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

BBVA USA,
as a Lender

By: /s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender

By: /s/ Dixon Schultz
Name: Dixon Schultz
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH
as a Lender

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By: /s/ Scott W. Danvers
Name: Scott W. Danvers
Title: Authorized Signatory

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher Kuna
Name: Christopher Kuna
Title: Director

COMERICA BANK, as a Lender

By: /s/ Mark Fuqua
Name: Mark Fuqua
Title: Executive Vice President

FIFTH THIRD BANK,
as a Lender

By: /s/ Larry Hayes
Name: Larry Hayes
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Christopher Zybrick
Name: Christopher Zybrick
Title: Authorized Signatory

HSBC BANK USA, N.A., as a Lender

By: /s/ Michael Bustios
Name: Michael Bustios
Title: Senior Vice President

REGIONS BANK,
as a Lender

By: /s/ Miles Matter
Name: Miles Matter
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Sandra Salazar
Name: Sandra Salazar
Title: Managing Director

CITIZENS BANK, N.A.,
as a Lender

By: /s/ David Slyo
Name: David Slyo
Title: Managing Director

ABN AMRO Capital USA LLC,
as a Lender

By: /s/ David Montgomery
Name: David Montgomery
Title: Managing Director

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

ING CAPITAL LLC,
as a Lender

By: /s/ Charles Hall
Name: Charles Hall
Title: Managing Director

By: /s/ Michael Price
Name: Michael Price
Title: Managing Director

NATIXIS, NEW YORK BRANCH,
as a Lender

By: /s/ Yan Meunier
Name: Yan Meunier
Title: Exectuive Director

By: /s/ Amaud Roberdet
Name: Amaud Roberdet
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Paul Pace
Name: Paul Pace
Title: Senior Vice President

GOLDMAN SACHS LENDING PARTNERS
LLC,
as a Lender

By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

SHELL TRADING RISK MANAGEMENT, LLC,
as a Lender

By: /s/ Carla E. Vincitore
Name: Carla E. Vincitore
Title: President

ANNEX I

Exiting Lenders

Capital One, National Association

Comerica Bank

Increasing Lenders

JPMorgan Chase Bank, N.A.

Bank of America, N.A.

Citibank, N.A.

Wells Fargo Bank, National Association

Royal Bank of Canada

MUFG Bank, Ltd.

Mizuho Bank, Ltd.

Branch Banking and Trust Company

ANNEX II

COMMITMENTS

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$120,714,285.74
Bank of America, N.A.	$120,714,285.71
Wells Fargo Bank, National Association	$120,714,285.71
Citibank, N.A.	$120,714,285.71
MUFG Bank, Ltd.	$120,714,285.71
Mizuho Bank, Ltd.	$120,714,285.71
Royal Bank of Canada	$120,714,285.71
Branch Banking and Trust Company	$110,000,000.00
Crédit Agricole Corporate and Investment Bank	$110,000,000.00
Bank of Montreal	$70,000,000.00
Sumitomo Mitsui Banking Corporation	$70,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$70,000,000.00
BBVA USA	$70,000,000.00
Credit Suisse AG, Cayman Islands Branch	$70,000,000.00
Fifth Third Bank	$70,000,000.00
PNC Bank, National Association	$70,000,000.00
Citizens Bank, N.A.	$70,000,000.00
ABN AMRO Capital USA LLC	$70,000,000.00
ING Capital LLC	$70,000,000.00
Natixis, New York Branch	$70,000,000.00
HSBC Bank USA, N.A.	$70,000,000.00
Regions Bank	$40,000,000.00
KeyBank National Association	$40,000,000.00
Goldman Sachs Lending Partners LLC	$5,000,000.00
Morgan Stanley Senior Funding, Inc.	$5,000,000.00
Shell Trading Risk Management, LLC	$5,000,000.00
AGGREGATE COMMITMENTS	$2,000,000,000.00